UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  01/30/2007

SHARPER IMAGE CORPORATION
(Exact name of registrant as specified in its charter)

Commission File Number:  0-15827

DELAWARE	94-2493558
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

350 THE EMBARCADERO, 6TH FLOOR
SAN FRANCISCO, CALIFORNIA 94105
(Address of principal executive offices, including zip code)

(415) 445-6000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 30, 2007, the Board of Directors of Sharper Image Corporation, a Delaware corporation (the Company) elected Marc J. Leder as a member of the Company's Board of Directors. Mr. Leder was also appointed to serve on the Compensation Committee and the Nominating and Governance Committee of the Company's Board of Directors. Mr. Leder will receive compensation for his services in accordance with the Company's non-employee director compensation policy, as described in the Company's public filings, including an initial grant of an option to purchase 2500 shares of the Company's common stock with an exercise price equal to the fair market value of the common stock on the grant date.

A copy of the press release announcing the appointment of Mr. Leder is attached as Exhibit 99.1 and is incorporated in this report by reference.

Item 9.01 Financial Statements and Exhibits.

(d)        Exhibits

Exhibit No.                Description of Exhibit

99.1                        Press release, dated January 30, 2007, announcing the appointment of Marc J. Leder to the Board of Directors of the Company

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHARPER IMAGE CORPORATION

Date: January 31, 2007	By:	/s/ Daniel W. Nelson
Daniel W. Nelson
Senior Vice President, Interim Chief Financial Officer

Exhibit Index

Exhibit No.	Description
EX-99.1	Press release, dated January 30, 2007, announcing the appointment of Marc J. Leder to the Board of Directors of the Company